UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Asset Purchase Agreement

As previously reported, on September 16, 2011, Cedar Fair, L.P., a Delaware limited partnership (“Cedar Fair” or the “Company”) and its wholly-owned subsidiaries, Cedar Fair Southwest Inc., a Delaware corporation (“Southwest”) and Magnum Management Corporation, an Ohio corporation (“Magnum”), entered into an asset purchase agreement (the “Agreement”) with JMA Ventures, LLC, a California limited liability company (“JMA”), pursuant to which JMA will acquire the property and assets that are used or held for use exclusively in the operation of the “California’s Great America” park located in Santa Clara, California.

On November 15, 2011, Cedar Fair and the other parties to the Agreement entered into the First Amendment to Asset Purchase Agreement to extend (i) the period during which JMA has the right to terminate the Agreement for any reason to November 17, 2011, and (ii) the date by which JMA must make an additional deposit to November 18, 2011. Pursuant to a Second Amendment to Asset Purchase Agreement entered into on November 17, 2011, the parties to the Agreement further extended (i) the period during which JMA has the right to terminate the Agreement for any reason to December 5, 2011, and (ii) the date by which JMA must make an additional deposit to December 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P. By Cedar Fair Management, Inc., General Partner

By:	/s/ Richard L. Kinzel
Richard L. Kinzel Chief Executive Officer

Date: November 21, 2011